Exhibit 99.2

October 24, 2006

Board of Directors of

Universal American Financial Corp.

Six International Drive, Suite 190
Rye Brook, NY 10573-1068

Ladies and Gentlemen:

Richard A. Barasch and investment funds managed by, or affiliated with, Capital Z  Partners, Ltd., Lee Equity Partners, LLC, Welsh, Carson, Anderson & Stowe X, L.P. and Perry Capital, LLC (the “Sponsors”), on behalf of an entity to be formed, are pleased to propose to acquire by merger, for a purchase price of $18.15 in cash per share, all of the outstanding shares of common stock of Universal American Financial Corp., other than certain shares and options held by Richard A. Barasch and funds managed by, or affiliated with, Capital Z  Partners, Ltd. and Perry Capital, LLC that are expected to be rolled over into equity in the acquiring entity in connection with the proposed transaction.  It is also expected that other members of the Company’s management will be offered the opportunity to roll over a portion of their shares and options in the proposed transaction.

The proposed purchase price represents a 12.2% premium over the closing price of the Company’s shares on October 24, 2006.

We plan to finance the cash requirements of the transaction through a combination of equity financing from investment funds managed by, or affiliated with, the Sponsors and debt financing that we anticipate will be arranged by Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC.  Enclosed are copies of “highly-confident” letters that we have received from Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC with respect to the proposed debt financing.

We would welcome the opportunity to discuss our proposal with the Special Committee of the Board of Directors and its advisors as soon as possible.  We are ready to move quickly to negotiate and finalize definitive transaction documents, especially given our familiarity with the Company.  We and our advisors look forward to working expeditiously with the Special Committee and its advisors to complete a mutually acceptable transaction.

Of course, no binding obligation on the part of any of the undersigned shall arise with respect to this proposal or any transaction unless and until (and then only to the extent that) definitive transaction agreements satisfactory to us, and recommended by the Special Committee and approved by the Board of Directors, are executed and delivered.

We look forward to hearing from you in the near future regarding our proposal.

Very truly yours,

/s/ Richard A Barasch
Richard A. Barasch

Capital Z Partners, Ltd.

By:	/s/ Robert A. Spass
Name:	Robert A. Spass
Title:	Chairman

Lee Equity Partners, LLC

By:	/s/ Mark Gormley
Name:	Mark Gormley
Title:	Partner

Welsh, Carson, Anderson & Stowe X, L.P.

By:	WCAS X Associates LLC, its General Partner

By:	/s/ Sean M. Traynor
Name:	Sean M. Traynor
Title:	General Partner

Perry Capital, LLC

By:	/s/ Richard Perry
Name:	Richard Perry
Title:	President

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Goldman Sachs Credit Partners L.P.
85 Broad Street
New York, New York  10004

PERSONAL AND CONFIDENTIAL

October 23, 2006

Mr. Richard A. Barasch Chief Executive Officer Universal American Financial Corp. 6 International Drive Suite 190 Rye Brook, NY 10573	Mr. Mark K. Gormley Managing Director Lee Equity Partners, LLC 767 Fifth Avenue New York, NY 10153

Mr. Robert A. Spass Partner Capital Z Partners 230 Park Ave. South, 11th Floor, New York, NY 10003	Mr. George Brokaw Managing Director Perry Capital LLC 767 Fifth Avenue New York, NY 10153

Mr. Sean M. Traynor General Partner Welsh, Carson, Anderson & Stowe 320 Park Avenue, Suite 2500 New York, NY 10022

Gentlemen:

You have advised Goldman Sachs Credit Partners L.P. (“GSCP”) that a consortium of investors including Richard A. Barasch, Capital Z Partners, Welsh, Carson, Anderson & Stowe, Lee Equity Partners, LLC and Perry Capital LLC (together, the “Companies”) is submitting a proposal to acquire (the “Acquisition”) all or substantially all of the outstanding capital stock of Universal American Financial Corp. (the “Acquired Business”). You have advised us that the Acquisition will be financed from a combination of (i) equity contributed by investment funds managed by the Companies in cash (the “Equity Contribution”), (ii) indebtedness of approximately $325.0 million to be incurred under a senior secured credit facility (the “Credit Facility”) by a newly created corporation (“Newco”) to be formed by the Companies for the purpose of making the Acquisition and (iii) equity in the form of common stock held by certain members of management of the Acquired Business and certain funds managed by Capital Z Partners and Perry Capital LLC that is expected to be reinvested pursuant to the Acquisition. You have consulted with GSCP concerning the structuring and syndication of the Credit Facility.

Based on the information that you have provided us to date, our analysis of the current market for loans and securities issued by entities engaged in the health care industry and subject to the immediately succeeding paragraph and such other matters as we consider relevant, we are pleased to inform you that, as of the date hereof, we are highly confident that the structuring and syndication of the Credit Facility can be accomplished by GSCP as part of the financing for the Acquisition as described above.  The structure, covenants and terms of the Credit Facility will be determined by GSCP in consultation with the Companies based on market conditions at the time of the syndication of the Credit Facility and on the structure and documentation of the Acquisition.

Our ability to consummate the structuring and syndication of the Credit Facility is subject to (i) GSCP’s satisfaction (in form and substance) with the terms and conditions of the Credit Facility (including the structuring and syndication thereof), the Equity Contribution (including the aggregate amount thereof), the Acquisition (including the purchase price) and the capital structure and ownership structure of Newco and the Acquired Business, and all documentation relating to each of the foregoing (and the execution and delivery thereof); (ii) satisfactory market conditions for new issuances of bank loans in the loan syndication market; (iii) the absence of any material adverse change in the business, financial condition, results of operations, assets, liabilities, management or prospects of the Acquired Business; (iv) the receipt of all necessary governmental, regulatory and third party approvals and consents in connection with the Acquisition; (v) our continuing financial, business, legal, environmental and other due diligence investigation with respect to the Companies and the Acquired Business not disclosing any facts that would alter our current view with respect to either the Companies or the Acquired Business; (vi) the availability of audited and unaudited historical financial statements of the Acquired Business (to the extent not publicly available as of the date hereof) and (vii) our having reasonable time to market the Credit Facility with the reasonable assistance of management of the Companies and the Acquired Business.

In connection with this letter, we have relied without independent verification upon the accuracy and completeness of all of the financial, accounting, tax and other information reviewed by us for purposes of this letter.

Obtaining financing for the Acquisition is inherently subject to uncertainties and contingencies beyond our control; accordingly, this letter is not a commitment to place, purchase or provide any loans under the Credit Facility, and there can be no assurance that the structuring and syndication of the Credit Facility will in fact be accomplished.

This letter and any written or oral advice provided by us are exclusively for your information and assistance in evaluating the financing of the Acquisition and may not be used, circulated, quoted or otherwise referred to with any other person or for any other purpose, except in accordance with the prior written consent of GSCP (such consent not to be unreasonably withheld).  Notwithstanding the foregoing, this letter may be disclosed (i) to the officers, directors, equity holders, employees, attorneys and other advisors, agents and representatives of each of the Companies and the Acquired Business on a confidential and need to know basis, (ii) to the extent required by applicable law in the good faith opinion of counsel (in which case, unless prohibited by applicable law, you agree to inform us thereof as soon as reasonably practicable) and (iii) to the extent the board of directors, or a special committee thereof, of the Acquired Business determines that it is advisable to be filed with, included in or referred to, in whole or in part, in any Form 8-K or other document filed with the Securities and Exchange Commission (in which case, to the extent you are aware of such filing by the Acquired Business, you agree to inform us thereof as soon as reasonably practicable).

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In addition, please note that none of GSCP or any of its affiliates (including Goldman, Sachs & Co.) provides accounting, tax or legal advice.

Very truly yours,

Goldman Sachs Credit Partners L.P.

By:	/s/ John Waldron
Authorized Signatory

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October 23, 2006

Mr. Richard A. Barasch Chief Executive Officer Universal American Financial Corp. 6 International Drive Suite 190 Rye Brook, NY 10573	Mr. Mark K. Gormley Managing Director Lee Equity Partners, LLC 767 Fifth Avenue New York, NY 10153

Mr. Robert A. Spass Partner Capital Z Partners 230 Park Ave. South, 11th Floor, New York, NY 10003	Mr. George Brokaw Managing Director Perry Capital LLC 767 Fifth Avenue New York, NY 10153

Mr. Sean M. Traynor General Partner Welsh, Carson, Anderson & Stowe 320 Park Avenue, Suite 2500 New York, NY 10022

FINANCEABILITY LETTER

Gentlemen:

You have asked Banc of America Securities LLC (“BAS”) to evaluate the feasibility of arranging financing in an amount necessary to meet all costs and expenses associated with a transaction (the “Transaction”) to be proposed, pursuant to which a consortium of investors including Richard A. Barasch, Capital Z Partners, Welsh, Carson, Anderson & Stowe, Lee Equity Partners, LLC and Perry Capital (together, the “Equity Investors”) would acquire all or substantially all of the outstanding capital stock of Universal American Financial Corp. (the “Company”).  You have advised us that the Transaction would be financed from a combination of (i) equity contributed in cash by investment funds managed by the Equity Investors, (ii) indebtedness of approximately $325 million to be incurred under a senior secured credit facility by a newly created corporation to be formed by the Equity Investors for the purpose of consummating the Transaction and (iii) equity in the form of common stock held by certain members of management of the Company and certain funds managed by Capital Z Partners and Perry Capital LLC that is expected to be reinvested pursuant to the Transaction.

Pursuant to your request, we have reviewed and analyzed certain assumptions and information provided by you with respect to the Transaction.  We have taken into account our assessment of current general economic, market and financial conditions, as well as our experience in similar transactions and in debt and equity capital raising activities in general.  We have not attempted to independently verify any assumptions or information provided by you and take no responsibility for the accuracy of any such information.

Having conducted the review cited above and taking into account the assumptions and qualifications cited herein, including, without limitation, the common equity investments and reinvestments in the Company outlined above, we are highly confident that the Transaction, including costs and expenses related thereto, is financeable under a financing plan similar to the financing plan outlined above.

In determining our financing plan, we have assumed no material adverse change in general economic conditions and the absence of adverse capital market and syndication conditions from those existing on the date hereof, and have further assumed there not having occurred any change or development that either individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations, assets, properties, liabilities (actual or contingent), results of operations, financial condition, or prospects of the Company and its subsidiaries, taken as a whole, since December 31, 2005.  We have also assumed that no new or additional information shall have been received or discovered by BAS after the date hereof which is inconsistent, in any material respect, with any assumptions or information provided by you.  Additionally, we have assumed our satisfaction with the equity investments and reinvestments outlined above and the capital structure of the Company and its parent subsequent to the consummation of the Transaction.  Specifically, we have assumed that the indebtedness owing in connection with the Company’s existing trust preferred securities will be contractually subordinated (and not otherwise structurally superior) in right of payment to the senior secured credit facility described above.  Finally, we have assumed the engagement of BAS and/or its affiliates by the Company as sole book-running arranger of the senior secured financings described below.

This letter is not intended to be and should not be construed as (or relied upon as) an offer or commitment by BAS or any of its affiliates with respect to the extension, underwriting, arrangement, sale or placement of any of the foregoing components of our financing plan and creates no obligations or liability on our part or your part, or on the part of any of our respective affiliates, in connection therewith.  Obtaining financing for the Transaction is inherently subject to uncertainties and contingencies beyond our control; accordingly, there can be no assurance that any of the foregoing components of our financing plan will in fact be accomplished.

Except as otherwise required by law or unless BAS has otherwise consented in writing, you are not authorized to show or circulate this letter to any other person or entity (other than your advisors and to the Company, its board of directors and its advisors with a need to know).  Nothing herein, express or implied, is intended or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this letter.

We advise you that BAS or its affiliates may be providing financing or other services to parties whose interests may conflict with those of the Equity Investors.  We further advise you that, in connection with the Transaction, BAS and its affiliates are and will be acting solely as principals and not as the financial advisor, agent or fiduciary for the Equity Investors or the Company.

[Remainder of Page Intentionally Left Blank]

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Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter C. Hall
	Name:	Peter C. Hall
	Title:	Managing Director

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